UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2005
SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-50891 (Commission File Number)	20-0432760 (IRS Employer Identification No.)
222 South Riverside Plaza
Chicago, Illinois 60606
(Address of Principal Executive Offices) (Zip Code)
(888) 782-4672
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On October 11, 2005, Specialty Underwriters’ Alliance, Inc. (the “Company”) entered into a new partner agent contract (the “Partner Agent Agreement”) with Appalachian Underwriters, Inc. (“Appalachian”), which specializes in small artisan and general contractors business in the southeastern region.
     Pursuant to the terms of the Partner Agent Agreement, the Company has appointed Appalachian as its exclusive partner agent for the next five years with respect to the type of insurance described in the preceding paragraph. Generally, Appalachian may only offer other companies’ products if the Company declines to offer coverage to a prospective insured. The Company has no obligation to accept business that does not meet its guidelines. Appalachian will have the right to terminate its relationship with the Company on 180 days’ notice, and the Company has the right to terminate its relationship with Appalachian for material breach of the Partner Agent Agreement, insolvency, or failure to maintain appropriate licenses. The Company also may terminate Appalachian if it is acquired by a third party, but cannot restrict the acquisition of Appalachian. In addition, the Company can terminate its relationship with Appalachian if Appalachian does not meet certain profitability and production guidelines under the Partner Agent Agreement. Upon termination, at Company’s discretion, Appalachian must service its existing business until it is terminated. At such point, Appalachian is allowed to place such business with other insurers. In the event, in the first five years of the Partner Agent Agreement, that the program and contract are terminated, for any reason, the Company will perform a final calculation to project future payout loss patterns and make a final payment of the outstanding profit commissions. If, after five years, the Partner Agent Agreement is terminated, for any reason, the profit sharing calculations will be performed annually until all payout periods and earned profit sharing periods are satisfied.
     Under a separate agreement (the “Purchase Agreement”), Appalachian will purchase shares of the Company’s non-voting Class B common stock (the “Class B Shares”). The Class B Shares will become exchangeable, one-for-one with the Company’s common stock, five years after the effective date of the Partner Agent Agreement, as long as the Partner Agent Agreement is still in force. These Class B Shares will be subject to substantial restrictions on transferability during such period. If the Partner Agent Agreement is terminated prior to five years after the effective date of the Partner Agent Agreement, the Company may repurchase at the lower of cost or fair market value Appalachian’s Class B Shares. If the Partner Agent Agreement is terminated after five years, the Company may repurchase Appalachian’s Class B Shares at fair market value. After five years, Appalachian will be required to hold Class B Shares worth at least 50% of its aggregate investment commitment in the Company’s Class B Shares.
Item 3.02 Unregistered Sales of Equity Securities
     Pursuant to the Purchase Agreement, Appalachian will purchase $1 million of the Company’s Class B Shares. The aggregate purchase price will be paid in installments over a maximum of 10 months from the date of the Purchase Agreement, with the number of Class B Shares to be delivered at each installment determined by the market price of the Company’s common stock as of the date of payment. The sale of the Class B Shares pursuant to the Purchase Agreement was made in reliance on the exemption from the registration requirements of the Securities Act of 1933 (the “Act”) under Section 4(2) of the Act.

Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
     None.
(b) Pro Forma Financial Information.
     None.
(c) Exhibits:

Exhibit No.	Description

99.1	Press Release dated October 12, 2005
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 13, 2005

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
By:	/s/ Courtney C. Smith
	Name:	Courtney C. Smith
	Title:	President and Chief Executive Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
dated October 13, 2005
Specialty Underwriters’ Alliance, Inc.

Exhibit No.	Description

99.1	Press Release dated October 12, 2005